Grant Thornton

31 October 2013

Level 1
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West Perth WA 6005

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West Perth WA 6872

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U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Mission NewEnergy Limited

File No. 001-35022

Dear Sir or Madam:

We have read Item 16F of Form 20F of Mission NewEnergy Limited dated 31 October 2013 and agree with the statements concerning our firm contained therein.

Very truly yours,

GRANT THORNTON AUDIT PTY LTD
Chartered Accountants

M J Hillgrove
Partner – Audit & Assurance